                                                                 EXHIBIT 10.168

===============================================================================

                                 CONSTRUCTION AGREEMENT

                                         BETWEEN

                                WHCT BROADCASTING, INC.,

                                           AND

                       PAXSON COMMUNICATIONS OF HARTFORD-18, INC.

                                           FOR

                       WHCT(TV), CHANNEL 18, HARTFORD, CONNECTICUT


===============================================================================

                             CONSTRUCTION AGREEMENT

          This Construction Agreement is made as of this ____ day of December, 1996, by and between WHCT Broadcasting, Inc., a Delaware corporation (hereinafter referred to as "Broadcaster"), and Paxson Communications of Hartford-18, Inc., a Florida corporation (the "Contractor").

                                   WITNESSETH

          WHEREAS, Broadcaster has contracted to acquire the assets and licenses used in the operation of WHCT, Channel 18, Hartford, Connecticut (hereinafter "the Station"), and has an application pending before the Federal Communications Commission ("FCC") for consent to acquire the license, known as File No. BALCT-930922KE; and

          WHEREAS, the Broadcaster must return the Station to operation prior to February 9, 1997; and

          WHEREAS, the Contractor and Broadcaster intend to enter into a Time Brokerage Agreement providing for Contractor to program the Station consistent with applicable law and regulations; and

          WHEREAS, Contractor has experience in television station construction; and

          WHEREAS, Contractor has agreed to purchase all materials and equipment required in order to construct the Station facilities authorized in its license and to undertake the construction of the Station, in exchange for regular lease payments by Broadcaster to Contractor;

          NOW THEREFORE, in consideration of the above and of the mutual promises covenants contained herein, Broadcaster and Contractor, intending to be legally bound, agree as follows:

        1. DEFINITIONS

        In addition to the terms which are elsewhere defined in this Agreement, the following terms shall have the respective meanings hereinafter set forth:

          (a) "Budget" shall mean the preliminary budget as agreed to by Broadcaster and Contractor, as described in Exhibit A, attached hereto, as such Budget may be amended in accordance with Paragraph 5 of this agreement.

          (b) "Contract Documents" shall mean this Agreement, all authorizations issued to the Licensee for the Station's operation and construction, the Plans and Specifications and the Budget.

          (c) "Plans and Specifications" shall mean the plans and specifications for the construction of the facilities authorized by the FCC, as supplemented by specifications for the Work as agreed to by Contractor and Broadcaster, as described in Exhibit B attached hereto.

          (d) "Work" shall mean all labor, materials and equipment necessary or appropriate for the construction of the Station in accordance with the Plans and Specifications set forth in Exhibit B and the Construction Permit Application.

          2. THE WORK

          (a) Contractor has done or agrees to do the following during the term of this Agreement:

          (1) In consultation with Broadcaster, specify the equipment, supplies and materials necessary or appropriate for the construction and installation of the facilities authorized by the FCC;

          (2) Construct and/or install the facilities of the Station with the concurrence of the Broadcaster's Chief Engineer as authorized by the FCC in accordance with the Plans and Specifications and all applicable zoning, building or other governmental laws, ordinances or regulations, including, without limitation, all permits, regulations and directions of the FCC; and

          (3) Purchase all equipment necessary to the construction of the Station and pay the entire cost of the work,

          (b) Broadcaster has done or agrees to do the following during the term of this Agreement:

          (1) Prosecute any applications or authorizations at the FCC required to construct and return to operation the Station prior to February 9, 1997;

          (2) Cooperate with Contractor in timely filing and obtaining any zoning, building and other permits, State, County or municipal, that are required in connection with the Plans and Specifications and the Work and execute the necessary documents and agreements provided by Contractor in accordance with his obligations hereunder, and

          (3) Obtain and maintain in effect a lease for the Station's tower site.

          (4) Notwithstanding any other provision of this Agreement, the parties acknowledge that Broadcaster does not presently possess the right to control the licenses of WHCT until such a time as the FCC grants Broadcaster's pending application for assignment of licensee to Broadcaster from the Trustee in Bankruptcy presently holding said license. Broadcaster does not represent that it possesses the power to take any steps with respect to the Station other than those which it lawfully may take prior to the grant by the FCC of said application for assignment of license.

          3. TIME

             (a) The Work shall be commenced promptly upon the Broadcaster's acquisition of the Station following FCC approval and shall be substantially completed as promptly as possible, providing, however, that the parties agree that date shall be extended by reason of strikes, labor troubles, inability to procure material, failure of power, governmental actions or inactions, riots, insurrection, war or other reasons beyond the control of the parties. Upon substantial completion of the Work, the Contractor shall lease the facilities to Broadcaster pursuant to a Lease Agreement in the Form of Exhibit C. If the FCC has not granted Broadcaster's application for consent to acquire the Station by _______ , then this Agreement may be terminated by Contractor without liability to Contractor.

             (b) The date of substantial completion of the Work is the date when
     (I) construction is sufficiently complete, in accordance with the Contract Documents, so that the Station may begin operating pursuant to Program
     Test Authority under FCC rules using the constructed facilities and (ii) all permits, modifications of permits, authorizations and licenses necessary to operate such facilities have been obtained. Any Work required by the Contract Documents which remains to be completed after the date of substantial completion shall, if reasonably feasible, be completed by Contractor within ninety (90) days after the date of substantial completion.

          4. PAYMENTS FOR THE WORK

          Contractor shall be responsible for the entire cost of the Work not to exceed the sum of Three Million Dollars ($3,000,000) (hereinafter "the Cost"). The Lease Agreement between Contractor and Broadcaster shall provide for monthly lease payments which represent not more than Three Percent of the Cost.

          5. BUDGET

          Broadcaster and Contractor acknowledge and agree that the Budget represents the estimated cost of the Work. Promptly after the date hereof, Contractor shall obtain firm bids from responsible manufacturers, suppliers, and contractors approved by Broadcaster for the performance of the Work or portions thereof, and shall supply copies of all bids to Broadcaster.

          Upon receipt of the bids and upon the agreement by Broadcaster and Contractor to accept those bids, Contractor shall accept the bids and the Budget shall be adjusted to conform to the bids.

          6. CONTRACTOR'S CONSTRUCTION OBLIGATIONS

             (a) Contractor shall supervise and direct the Work, using its best skill and attention and, subject to the concurrence of Broadcaster, shall be responsible for all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under this Agreement.

             (b) Contractor shall be responsible to the Broadcaster for the acts and omissions of Contractor's employees, contractors, subcontractors, and their agents and employees, and other persons providing or performing any of the Work.

             (c) Unless otherwise provided in the Contract Documents, Contractor shall provide all labor, materials, equipment, tools, construction, equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for the proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

             (d) Contractor shall at all times enforce strict discipline and good order among any person working at the construction site and shall not employ on the Work any unfit person or anyone not skilled in the task assigned to him.

             (e) Contractor warrants to Broadcaster that all materials and equipment furnished under this Contract will be new, unless otherwise specified in Exhibit A, and that all Work will be of good quality, free from faults and defects and in conformance with the Contract Documents.

             (f) Contractor shall give all material notices and comply in all material respects with all laws, ordinances, rules, regulations and lawful orders of any public authority bearing on the performance of the Work.

             (g) Contractor shall prepare and submit to Broadcaster an estimated progress schedule for the Work. The progress schedule shall be related to the entire project to the extent required by the Contract Documents and shall provide for expeditious and practicable completion of the Work.

             (h) Contractor at all times shall keep the construction site free from accumulation of waste material or rubbish caused by the Work. At the completion of the Work, at Broadcaster's expense, Contractor shall remove or cause to be removed all waste materials and rubbish from and about the construction site and tools, construction equipment, machinery and surplus materials.

             (i) Contractor shall not suffer or permit any mechanics or similar statutory liens to be filed on property of Broadcaster as a result of the work that is not removed or for which adequate bond has not been provided within 30 days of such filing.

          7. SUBCONTRACTORS

             By an appropriate written agreement, Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to Contractor by the terms of these Contract Documents, and to assume toward Contractor all the obligations and responsibilities which Contractor, by these documents, assumes toward Broadcaster.

          8. PROTECTION OF PERSONS AND PROPERTY

             (a) Contractor shall take all reasonable precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury or loss to:

                 (1) all employees on the Work and all other persons who may be affected thereby,

                 (2) all the Work and all materials and equipment to be incorporated therein, whether in storage on or off the site, under the care, custody or control of Contractor or any of his subcontractors, and

                 (3) other property at the site or adjacent thereto.

             (b) Contractor shall give all material notices and comply in all material respects with all applicable laws, ordinances, rules, regulations and lawful orders of any public authority bearing on the safety of persons or property or their protection from damage, injury or loss. There shall be a waiver of subrogation except to the extent covered by insurance.

          9. INSURANCE

             (a) Contractor shall purchase and maintain or cause to be purchased and maintained such insurance as will protect Contractor and Broadcaster from claims set forth below which may arise out of or result from the Work or operations under the Contract, whether such operations be by Contractor or by any subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

             (1) claims under workers' or workmen's compensation, disability benefit and other similar employee benefit acts;

             (2) claims for damages because of bodily injury, occupational sickness or disease, or death of its employees;

             (3) claims for damages because of bodily injury, sickness or disease, or death of any person other than its employees;

             (4) claims for damages insured by usual personal injury liability coverage which are sustained (1) by any person as a result of an offense directly or indirectly related to the employment of such person by Contractor, or (2) by any other person;

             (5) claims for damages, other than to the Work itself, because of injury to or destruction of tangible property; and

             (6) claims for damages because of bodily injury or death or any person or property damage arising out of the Broadcaster's, maintenance or use of any motor vehicle in respect of the Work.

          (b) The insurance required by this Paragraph shall be written for not less than the limits of liability agreed to by Contractor and Broadcaster or required by law, whichever is greater.

          (c) Certificates of Insurance acceptable to Broadcaster and Contractor shall be delivered to Broadcaster prior to commencement of the Work. These Certificates shall contain a provision that coverage afforded under the policies will not be canceled until at least thirty (30) days' prior written notice has been given to the Broadcaster.

          (d) Broadcaster shall purchase and maintain property insurance upon the entire Work to the full insurable value thereof. This insurance shall insure against the perils of fire and extended coverage, shall include "all risk" insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief and shall provide that all proceeds from such insurance shall go to Contractor.

          10. DAMAGES

          In the event of a default by Contractor of its obligations under this Agreement or the failure of Contractor to complete the Work, Contractor shall not be liable to Broadcaster for any consequential damages as a result of such delay, including without limitation, any loss suffered by Broadcaster because construction is not completed by February 9, 1996.

     11. MISCELLANEOUS PROVISIONS

     (a) This Agreement and the exhibits hereto embodies the entire agreement and understanding of the parties relating to the construction and leasing of equipment for the Station. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the parties.

     (b) The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

     (c) The obligations of Broadcaster and Contractor are subject to applicable federal, state and local law, rules and regulations. The construction and performance of the Agreement will be governed by the laws of the State of Florida.

     (d) All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) sent by telecopy (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and
(iv) addressed as follows:

To Broadcaster:                   Michael L. Parker, President
                                  WHCT Broadcasting, Inc.
                                  1729 North 11th Street
                                  Reading, Pennsylvania 19604

To Contractor:                    Paxson Communications of Hartford-18, Inc.
                                  601 Clearwater Park Road
                                  West Palm Beach, Florida 33401
                                  Attention: Dean Goodman, President-Television

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Paragraph 11(d).

     (e) If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. In the event that the FCC alters or modifies its rules or policies in a fashion which would raise substantial and material question as to the validity of any provision of this Agreement, the parties hereto shall negotiate in good faith to revise any such provision of this Agreement with a view toward assuring compliance with all then existing FCC rules and policies which may be applicable, while attempting to preserve, as closely as possible, the intent of the parties as embodied in the provision of this Agreement which is to be so modified.

     (f) Waiver of Default: Either party may waive any default or remedy any default in any manner without waiving such default remedied and without waiving any other prior or subsequent default and may waive or delay the exercise of any right or remedy under this Agreement without waiving that right or remedy or any other right or remedy hereunder. No waiver of any of the terms, provisions or conditions hereof shall be effective against any party unless the same is in writing and signed by both parties.

     (g) Broadcaster and Contractor each binds itself and its successors, assigns and legal representatives to the other party hereto and to the successors, assigns and legal representatives of such other party with respect to all covenants, agreements and obligations contained in the Contract Documents, provided that in the event of an assignment by Contractor, it shall not relieve Contractor of its obligations hereunder.

     (h) The parties hereto agree to cooperate fully with each other in preparing, filing, prosecuting, advocating grant, and taking any other actions necessary with respect to any applications or actions which are or may be necessary to obtain the consent of the FCC or of any other governmental instrumentality, or any third party to, or are or may be necessary or helpful in order to accomplish the transactions contemplated by this Agreement.

     (i) If the Contract Documents, laws, ordinances, rules, regulations or orders or any public authority having jurisdiction require any portion of the Work to be inspected, tested or approved, Contractor shall give Broadcaster timely notice of its readiness so Broadcaster may observe such inspection, testing or approval.

     (j) Broadcaster's and Contractor's respective obligations hereunder are unique and valuable and not readily subject to compensation by money damages alone. Accordingly, in the event either party should breach its obligations under this Agreement, the other party shall be entitled to an order directing specific performance from a court of competent jurisdiction, in addition to all other remedies at law or in equity.

     12. COUNTERPARTS

     This Agreement may be signed in any number of counterparts with the same effect as if the signatures on all counterparts were upon the same instrument.

     IN WITNESS WHEREOF, Broadcaster and Contractor have executed this Agreement as of the date first above written.

                              BROADCASTER:
                              WHCT BROADCASTING, INC.

                              CONTRACTOR:


                              By: /s/
                                 -----------------------------------------[SEAL]
                                   Title:

                              CONTRACTOR:

                              PAXSON COMMUNICATIONS OF HARTFORD-18, INC.

                              By: /s/ Lowell W. Paxson
                                  ----------------------------------------[SEAL]
                                   Title:

                                   EXHIBIT A

                                     BUDGET

                                   EXHIBIT B

                            PLANS AND SPECIFICATIONS

                        CONSTRUCTION PERMIT APPLICATION

                                   EXHIBIT C


                                LEASE AGREEMENT